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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                        Three Months Ended               Nine Months Ended
                                                          September 30                      September 30
(in thousands, except per share data)                1998              1997              1998             1997
------------------------------------------------------------------------------     ------------------------------
Basic:
-----
Average shares outstanding                           24,486            23,812            24,439           23,746
                                                ============     =============     =============     ============
Net Income                                          $ 9,900           $    26           $28,930          $15,949
                                                ============     =============     =============     ============
Per Share Amount                                    $  0.40           $  0.00           $  1.18          $  0.67
                                                ============     =============     =============     ============

Diluted:
-------

Average shares outstanding                           24,486            23,812            24,439           23,746

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price or quarter end price,
  whichever is greater                                  936               981             1,057              784
                                                 ------------     -------------     -------------     ------------
                 Total Shares Outstanding            25,422            24,793            25,496           24,530
                                                 ============     =============     =============     ============
Net Income                                          $ 9,900           $    26           $28,930          $15,949
                                                 ============     =============     =============     ============
Per Share Amount                                    $  0.39           $  0.00           $  1.13          $  0.65
                                                 ------------     -------------     -------------     ------------

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